UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): August 27, 2018 (August 26, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Term Facility (as defined below) and the Purchase Agreement (as defined below) is incorporated herein by reference.
Hooper Holmes, Inc. (the “Company”) entered into an Eighth Amendment dated as of August 27, 2018 (together with related agreements and documents, the “Eighth Amendment”) to the Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, the “SWK Pre-Petition Credit Agreement”), by and between the Company and SWK Funding LLC (“SWK”).
Pursuant to the Eighth Amendment, SWK has advanced an additional $1,240,000 to the Company, which will be added to the principal balance outstanding under the Fifth Amendment to Amended and Restated Credit Agreement dated as of May 31, 2018 (the “Fifth Amendment”), to bring the new principal balance due under the Fifth Amendment to $7,907,000 (the “Fifth Amendment Term Loan”). All principal and accrued interest on the Fifth Amendment Term Loan, the August 2017 Term Loan with a principal balance of $1.75 million, and the May 2018 Term Loan with a principal balance of $1.5 million (collectively, the “Term Loan Amendments”) will be due and payable on September 4, 2018.
The Eighth Amendment is subject to the terms and conditions set forth in the Fifth Amendment, including requirements for the Company to submit periodic cash flow forecasts to SWK, not to exceed budgeted expenses by more than 15%, and to use reasonable best efforts to identify potential acquirers or investors and to effectuate a transaction that results in a merger, acquisition, or similar material investment in the Company as imminently as reasonably possible. In addition, the Company paid a commitment fee of $158,140 to SWK in connection with the Eighth Amendment. The other terms and conditions of the Term Loan Amendments are the same as those applicable to the primary term loan advanced by SWK to the Company under the SWK Pre-Petition Credit Agreement.
The foregoing descriptions are qualified in their entirety by reference to the full text of the Eighth Amendment, which is attached hereto and incorporated by reference herein as Exhibit 10.1.

Item 1.03    Bankruptcy or Receivership.
On August 27, 2018, Hooper Holmes, Inc. (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The case is being administered under the caption “In re: Hooper Holmes, Inc.” The Company will continue to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the United States Bankruptcy Code (the “Bankruptcy Code”) and orders of the Bankruptcy Court.
Debtor-in-Possession Financing
In connection with the Bankruptcy Filing, on August 27, 2018, the Company filed a motion (the “DIP Motion”) with the Bankruptcy Court, seeking, among other things, interim and final approval of a proposed super-priority secured debtor-in-possession term credit facility (the “DIP Term Facility”) by and among the Company and each of its subsidiaries (collectively, the “Debtors”) and SWK Funding LLC (“SWK”) and a proposed super-priority secured debtor-in-possession revolving credit facility (the “DIP Revolving Facility”) by and among the Debtors and CNH Finance Fund I, L.P. (“CNH”). The DIP Term Facility and the DIP Revolving Facility are collectively referred to as the DIP Facility.

Under the DIP Term Facility, SWK has agreed, subject to certain conditions including approval by the Bankruptcy Court, to lend the Company a consolidated term loan (the “DIP Term Loan”) in the aggregate principal amount of $1.6 million, which, upon entry of the final order of the Bankruptcy Court with respect to the DIP Facility (the “Final Order”), will be inclusive of any amounts advanced under the SWK Pre-Petition Credit Agreement from and after the date of the Fifth Amendment. The DIP Term Loan will bear interest at the same floating rate of interest applicable under the SWK Pre-Petition Credit Agreement. The DIP Term Facility requires the Company to pay a 2% origination fee.
Under the DIP Revolving Facility, CNH has agreed, subject to certain conditions including approval by the Bankruptcy Court, to make available a line of credit of up to $12 million (the “Revolving Facility Loan”), inclusive of any obligations outstanding under the prepetition revolving loan documents with CNH, which shall be paid, “rolled up” and deemed secured post-petition obligations under the DIP Revolving Facility. The Revolving Facility Loan will bear interest at an annual rate of the prime rate plus 7.5%. The DIP Revolving Facility requires the Company to pay 1% origination and termination fees, a 0.5% collateral loan fee on the average outstanding amount under the facility, and a 0.5% unused line fee on the average unused balance of the facility.

The DIP Facility will be used for working capital and general corporate purposes of the Company, certain bankruptcy-related costs and expenses, and costs and expenses related to a potential sale of the Company’s assets. The DIP Facility is pre-payable and will mature on October 26, 2018, or earlier upon occurrence of certain events described in the DIP Facility.
The DIP Facility is subject to certain events of default, including deviation from the approved budget, failure to achieve certain specified bankruptcy-related milestones, breach of the terms of the DIP Facility, entry of an order of the Bankruptcy Court that does not provide for the indefeasible payment in full in cash to SWK of the DIP Term Loan and to CNH of the Revolving Facility Loan (collectively, the “DIP Loans”), appointment of a Chapter 11 trustee with enlarged powers to operate the business, filing of a motion to dismiss or convert the case to Chapter 7 of the Bankruptcy Code, and other customary events of default. Upon an event of default, SWK and CNH may declare all amounts outstanding under the DIP Loans immediately due and payable and seek other customary remedies.
The DIP Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Facility, as approved by the Bankruptcy Court.

Asset Purchase Agreement
In connection with the Bankruptcy Filing, and in culmination of efforts undertaken by the Company under the terms of its pre-filing credit facilities to engage in a transaction to sell the Company or its assets or otherwise to refinance its operations, the Company has entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Summit Health, Inc. (“Buyer”), a subsidiary of Quest Diagnostics Incorporated. Each of the Company’s subsidiaries is also a party to the Purchase Agreement. Pursuant to the Purchase Agreement, the Company and its subsidiaries have agreed to sell substantially all of their assets to Buyer (the “Acquisition”). The Purchase Agreement will serve as what is known as a “stalking horse” bid because it includes provisions for a competitive bidding and auction process to take place prior to the Bankruptcy Court’s approval of the Acquisition.
Under the terms of the Purchase Agreement, and subject to the terms and conditions set forth therein, Buyer has agreed to pay $27 million in exchange for the assets of Sellers to be acquired pursuant to the Purchase Agreement (the “Purchased Assets”); provided, however, that the purchase price will be reduced by $150,000 for each day that the closing is delayed past October 10, 2018 (except to the extent such a delay occurs as a result of Buyer’s breach of its obligations under the Purchase Agreement).

The Company and Buyer have each approved the Acquisition and the Purchase Agreement. The Acquisition is contingent upon the approval of a sale order of the Bankruptcy Court approving the Acquisition under Section 363 of the Bankruptcy Code and satisfaction of customary closing conditions. The sale order is expected to provide for the assumption by and assignment to Buyer of certain executory contracts and service agreements under Section 365 of the Bankruptcy Code and pursuant to the terms and conditions of the Purchase Agreement. Pursuant to the Purchase Agreement, Buyer will be responsible for the payment of up to $300,000 of cure costs related to such assumed and assigned contracts, with Sellers liable for the next $300,000 of cure costs (if any), and each party having the right to terminate the Purchase Agreement if cure costs exceed $600,000 and the parties cannot mutually agree on responsibility for such excess costs after negotiating in good faith.
The Purchase Agreement contains customary representations, warranties, and covenants of Sellers and Buyer, including covenants by Sellers related to the competitive bidding process for Sellers’ assets and the sale order and a covenant by Sellers to preserve intact the Purchased Assets. The Purchase Agreement contains certain termination rights for both Buyer and Sellers and further provides that, in the event the Bankruptcy Court approves a sale of the Purchased Assets to a party other than Buyer that closes the transaction, Buyer will be entitled to a break-up fee of 3.5% of the purchase price and certain expense reimbursements not to exceed $300,000.

The Company anticipates that proceeds from the Acquisition will be insufficient to satisfy all of its debts and obligations. Consequently, it is highly unlikely that any amounts will ultimately be paid to the Company’s stockholders. The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the bankruptcy proceeding is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed Purchase Agreement, which is attached hereto as Exhibit 2.1. The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. The Purchase Agreement is not intended to provide any factual information about the Company or Buyer.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 for a description of the terms of the DIP Facility.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2018, Frank Bazos, Jim Foreman, and Tom Watford resigned as directors of the Company, and the Board took action pursuant to the Company’s Amended and Restated Bylaws to reduce the size of the Board to three directors.
Item 8.01    Other Events.
On August 27, 2018, the Company issued a press release announcing the Bankruptcy Filing.

Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made in this Form 8-K is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1
Asset Purchase Agreement dated as of August 27, 2018, by and between the Company, its subsidiaries, and Buyer. Pursuant to Item601(b)(2) of Reg. S-K, the schedules to the Asset Purchase Agreement have been omitted, and the Company agrees to furnish supplementally a copy of any such omitted schedule upon request.

10.1	Eighth Amendment to Amended and Restated Credit Agreement dated as of August 27, 2018, by and between the Company and SWK
99.1	Press release dated August 27, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: August 27, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer